Exhibit 99.1

Date	January 19, 2023
Contacts	Investors: ir@eose.com Media: media@eose.com

Eos Energy Enterprises, Inc. Announces $13.75 Million Investment from Existing Investors

EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-powered long-duration energy storage systems, today announced that several investors, including Clear Creek Investments, LLC, Ardsley Advisory Partners LP, and AltEnergy, LLC (together, the “Purchasers”), made a $13.75 million investment in convertible senior notes to support the Company’s strategic growth initiatives.

“We’re excited to have long-term investors in our company continue to support our growth and the plan to expand our manufacturing capacity,” said Joe Mastrangelo, CEO of Eos. “AltEnergy has been an investor in the company for nearly a decade and adding additional support from Clear Creek Investments and Ardsley Advisory Partners helps us position the company for the future.”

Eos is a leading manufacturer of long duration (3-12 hour) battery energy storage solutions featuring its proprietary Znyth® battery technology. This zinc-powered battery addresses the variability of renewable energy sources by providing reliable power to applications across the energy supply chain, including utilities, and industrial and commercial sites. Eos’ Pittsburgh-based manufacturing facility, suite of support services and majority domestically sourced supply chain, enable it to serve the needs of customers and communities around the world.

Terms of the Transaction

Under the terms of the investment, the Purchasers will purchase $13.75 million in aggregate principal amount of Eos’ 26.5% Convertible Senior PIK Notes due 2026 (the “Notes”). The Notes will have an initial conversion price of approximately $1.67 per share of Eos’ common stock, subject to customary anti-dilution and other adjustments. The Notes will bear interest at a rate of 26.5% per annum, paid semi-annually, which interest will be entirely paid-in-kind through an increase in the principal amount of the outstanding Notes or through the issuance of additional Notes. The Notes will mature in June 2026, unless earlier converted, redeemed or repurchased.

Additional information regarding this announcement may be found in a Form 8-K that will be filed with the U.S. Securities and Exchange Commission.

Cowen acted as financial advisor to Eos, and Haynes and Boone, LLP served as Eos’ legal advisor in the transaction.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The Notes and any shares of Eos common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S.—it’s the core of our innovative systems that today provide utility, industrial, commercial, and residential customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

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Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the convertible note investment and benefits thereof, the future financial performance of Eos; Eos’s plans for expansion and acquisitions; and changes in Eos’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and Eos does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may differ materially from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Eos; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; (2) the ability to maintain the listing of Eos’s shares of common stock on Nasdaq; (3) the ability of Eos’s business to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; risks related to the inflationary economic environment; risk from supply chain disruptions and other impacts of geopolitical conflict; (4) changes in applicable laws or regulations; (5) the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; risks related to adverse changes in general economic conditions; (6) the possibility of a government shutdown as Eos remains in due diligence on its loan application with the U.S. Department of Energy Loan Programs Office, and (7) other risks and uncertainties indicated from time to time in the Annual Report on Form 10-K filed by Eos with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2021, and subsequent quarterly reports on Form 10-Q, including those under the heading “Risk Factors” therein, and other factors identified in Eos’s prior and future SEC filings with the SEC, available at www.sec.gov.

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